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Exhibit 99.2

Assured Guaranty Municipal Corp.

("AGM," formerly known as Financial Security Assurance Inc.)

December 31, 2009

Financial Supplement

This supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (together with its subsidiaries, "Assured Guaranty"), with the U.S. Securities and Exchange Commission ("SEC"), including Assured Guaranty's Annual Report on Form 10-K for the year ended December 31, 2009. AGM was purchased by Assured Guaranty US Holdings Inc., a subsidiary of Assured Guaranty Ltd., on July 1, 2009. This financial supplement presents financial information since its acquisition, except for statutory data, which is based on full year statutory accounting principles. Purchase accounting adjustments were pushed down to AGM, which affects comparability to periods prior to the acquisition. AGM is a subsidiary of Financial Security Assurance Holdings Ltd. ("FSAH"), which terminated its registration with the SEC in July 2009 and no longer files reports with the SEC. For the purposes of this supplement all references to the "Company" shall mean AGM.

Some amounts in this Financial Supplement may not add due to roundings.

Cautionary Statement Regarding Forward-Looking Statements:

Any forward-looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade of Assured Guaranty or its affiliates and/or of transactions insured by Assured Guaranty or its affiliates, both of which have occurred in the past; (2) developments in the world's financial and capital markets that adversely affect issuers' payment rates, Assured Guaranty's loss experience, its ability to cede exposure to reinsurers, its access to capital, its unrealized (losses) gains on derivative financial instruments or its investment returns; (3) changes in the world's credit markets, segments thereof or general economic conditions; (4) more severe or frequent losses affecting the adequacy of Assured Guaranty's loss reserves; (5) the impact of market volatility on the mark-to-market of Assured Guaranty's contracts written in credit default swap form; (6) reduction in the amount of reinsurance portfolio opportunities available to Assured Guaranty; (7) decreased demand or increased competition; (8) changes in applicable accounting policies or practices; (9) changes in applicable laws or regulation, including insurance and tax laws; (10) other governmental actions; (11) difficulties with the execution of Assured Guaranty's business strategy; (12) contract cancellations; (13) Assured Guaranty's dependence on customers; (14) loss of key personnel; (15) adverse technological developments; (16) the effects of mergers, acquisitions and divestitures; (17) natural or man-made catastrophes; (18) other risks and uncertainties that have not been identified at this time; (19) management's response to these factors; and (20) other risk factors identified in Assured Guaranty's filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Assured Guaranty Municipal Corp.

Selected Financial Highlights

(dollars in millions)

	3Q-09	4Q-09	Six Months Ended December 31, 2009
Operating income reconciliation:
Operating income[b]	$230.7	$209.4	$440.1
Plus: Realized gains (losses) on investments, after tax	0.3	0.5	0.8
Plus: Non-credit impairment fair value gains (losses) on credit derivatives, after tax	(50.0)	169.2	119.2
Plus: Unrealized gains (losses) on committed capital securities, after tax	(33.7)	(15.6)	(49.3)
Plus: Goodwill and settlement of intercompany relationship, net	232.6	-	232.6

Net Income attributable to Assured Guaranty Municipal Corp.	$379.9	$363.5	$743.4

Earned premiums from refundings and accelerations	$11.5	$36.5	$48.0
Operating income effect	$7.5	$23.7	$31.2

			As of December 31, 2009
Adjusted book value reconciliation:
Book value attributable to Assured Guaranty Municipal Corp.			$2,074.5
Less: Non-credit impairment fair value gains (losses) on credit derivatives, after tax			(143.5)
Less: Unrealized gains on committed capital securities, after tax			3.6
Less: Unrealized gain (loss) on investment portfolio excluding foreign exchange effect, after tax			75.1

Operating shareholders' equity			$2,139.3
Less: Deferred acquisition costs, after tax			(17.5)
Plus: Net present value of estimated future credit derivative revenue, after taxe1			191.9
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss, after tax			2,510.6

Adjusted book value[d]			$4,859.3

Return on equity ("ROE") calculations[2]:
ROE, excluding unrealized gain (loss) on investment portfolio	104.3%	80.0%	45.3%
Operating ROE[c]	53.4%	40.7%	24.3%

1. Includes unearned revenue less ceded unearned premiums on credit derivatives, after tax.

2. Quarterly ROE calculations represent annualized returns. ROE for the year ended December 31, 2009 represents six months of AGM operations.

Note: Please refer to endnotes for explanation of non-GAAP financial measures [operating income (b), operating ROE (c), adjusted book value (d), and net present value of expected estimated future revenue on credit derivative revenue in force (e)].

Assured Guaranty Municipal Corp.

Income Statements (Non-GAAP Presentation)

(dollars in millions)

	3Q-09	4Q-09	Six Months Ended December 31, 2009
Revenues
Net earned premiums	$280.5	$294.9	$575.4
Net investment income	44.9	47.1	92.0
Realized gains on credit derivatives[1]	28.8	27.8	56.6
Incurred (losses) recoveries on credit derivatives	27.3	19.7	47.0
Other income	34.3	0.9	35.2

Total operating revenues	415.8	390.4	806.2
Expenses
Loss and loss adjustment expenses	0.9	50.9	51.8
Amortization of deferred acquisition costs	-	(0.5)	(0.5)
Interest expense	2.3	2.1	4.4
Other operating expenses	75.7	31.6	107.3

Total operating expenses	78.9	84.1	163.0
Operating income before provision for income taxes	336.9	306.3	643.2
Total provision for income taxes	106.2	96.9	203.1

Operating income[b]	230.7	209.4	440.1
Plus: Realized gains (losses) on investments, after tax	0.3	0.5	0.8
Plus: Non-credit impairments fair value gains (losses) on credit derivatives, after tax	(50.0)	169.2	119.2
Plus: Unrealized gains on committed capital securities, after tax	(33.7)	(15.6)	(49.3)
Plus: Goodwill and settlement of intercompany relationship, net	232.6	-	232.6

Net income attributable to Assured Guaranty Municipal Corp.	$379.9	$363.5	$743.4

1. Represents the revenue earned on credit derivatives included in the "realized gains and other settlements" line item on the statement of operations.

Note: Please refer to endnotes for explanation of non-GAAP financial measures [operating income (b)].

Assured Guaranty Municipal Corp.

Consolidated Balance Sheets
(dollars in millions)

	As of
	December 31, 2009	July 1, 2009
Assets
Investment portfolio, available-for-sale
Fixed maturity securities, at fair value	$5,183.6	$4,968.9
Short-term investments	542.0	766.3

Total investments	5,725.6	5,735.2
Assets acquired in refinancing transactions	152.4	168.4
Receivables from affiliate	300.0	-
Cash	23.6	85.1
Premiums receivable, net of ceding commissions payable	787.4	846.4
Ceded unearned premium revenue	1,508.6	1,727.7
Reinsurance recoverable on unpaid losses	13.7	-
Credit derivative assets	227.0	297.2
Committed capital securities, at fair value	5.6	81.4
Deferred tax asset, net	972.4	993.6
Financial guaranty variable interest entities' assets	762.3	1,879.4
Other assets	202.9	295.3

Total assets	$10,681.5	$12,109.7

Liabilities and shareholder's equity
Liabilities
Unearned premium reserves	$6,287.6	$7,286.4
Loss and loss adjustment expense reserve	55.3	-
Note payable to related party	149.1	164.4
Credit derivative liabilities	625.8	920.0
Reinsurance balances payable, net	230.5	249.6
Financial guaranty variable interest entities' liabilities	762.7	1,878.6
Other liabilities	496.4	328.1

Total liabilities	8,607.4	10,827.1
Shareholder's equity
Preferred stock	-	-
Common stock	15.0	15.0
Additional paid-in capital	1,241.8	1,266.8
Retained earnings	743.4	-
Accumulated other comprehensive income (loss)	74.3	-

Total shareholder's equity attributable to Assured Guaranty Municipal Corp.	2,074.5	1,281.8
Noncontrolling interest of variable interest entities	(0.4)	0.8

Total shareholder's equity	2,074.1	1,282.6

Total liabilities and shareholder's equity	$10,681.5	$12,109.7

Assured Guaranty Municipal Corp.

Underwriting Gain (Loss) (Non-GAAP)

(dollars in millions)

	3Q-09	4Q-09	Six Months Ended December 31, 2009
Income statement:
Net earned premiums:
Scheduled net earned premiums
Public finance - U.S.	$60.7	$55.3	$116.0
Public finance - non-U.S.	13.3	11.5	24.8
Structured finance - U.S.	189.5	180.6	370.1
Structured finance - non-U.S.	5.5	11.0	16.5

Total scheduled net earned premiums	269.0	258.4	527.4
Net earned premiums from refundings	11.5	36.5	48.0

Total net earned premiums	280.5	294.9	575.4
Realized gains on credit derivatives	28.8	27.8	56.6
Other income	34.3	0.9	35.2

Total underwriting revenues	343.6	323.6	667.2
Loss and loss adjustment expenses (recoveries):
Loss and loss adjustment expenses (recoveries) - financial guaranty	0.9	50.9	51.8
Incurred losses (recoveries) on credit derivatives	(27.3)	(19.7)	(47.0)

Total incurred losses	(26.4)	31.2	4.8
Amortization of deferred acquisition costs	-	(0.5)	(0.5)
Other operating expenses	41.7	25.5	67.2

Total underwriting expenses	15.3	56.2	71.5
Underwriting gain, pre-tax	$328.3	$267.4	$595.7

Assured Guaranty Municipal Corp.

Claims Paying Resources and Statutory-basis Exposures2

(dollars in millions)

	As of December 31,
	2009	2008
Claims paying resources
Policyholders' surplus	$909	$711
Contingency reserve	1,323	1,282

Qualified statutory capital	2,232	1,993
Net unearned premium reserve	2,392	2,520
Net loss and loss adjustment expense reserves	1,236	1,688

Total policyholders' surplus and reserves[2]	5,860	6,201
Net present value of installment premiums[1]	874	963
Standby line of credit/stop loss	498	550

Total claims paying resources	$7,232	$7,714

Net par outstanding	$381,148	$424,393
Net debt service outstanding	$568,594	$631,886
Ratios:
Net par outstanding to qualified statutory capital	171:1	213:1
Capital ratio[3]	255:1	317:1
Financial resources ratio[4]	79:1	82:1

1. Includes financial guaranty and credit derivatives discounted at 6%.

2. Statutory basis.

3. The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.

4. The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

Assured Guaranty Municipal Corp.

New Business Production

(dollars in millions)

	Quarter Ended September 30, 2009	Quarter Ended December 31, 2009	Six Months Ended December 31, 2009
New business production analysis:
Present value of new business production ("PVP")[a]
Public finance - U.S.	$13.0	$17.9	$30.9
Public finance - non-U.S.	-	-	-
Structured finance - U.S.[1]	0.4	1.5	1.9
Structured finance - non-U.S.[1]	0.9	0.1	1.0

Total PVP[a]	14.3	19.5	33.8
Less: PVP[a] of credit derivatives	-	-	-

PVP[a] of financial guaranty insurance	14.3	19.5	33.8
Less: Financial guaranty installment premium PVP[a]	4.4	(21.7)	(17.3)

Total: Financial guaranty upfront GWP	9.9	41.2	51.1
Plus: Financial guaranty installment adjustment[2]	(9.2)	(36.0)	(45.2)

Total GWP	$0.7	$5.2	$5.9

Consolidated financial guaranty gross par written:
Public finance - U.S.	$1,065	$1,495	$2,560
Public finance - non-U.S.	—	—	—
Structured finance - U.S.	—	—	—
Structured finance - non-U.S.	—	—	—

Total	$1,065	$1,495	$2,560

1. These policies represent existing policies that have additional premium with no additional par outstanding.

2. Amounts represent the difference in the discount rate applied to future installments as well as the estimated term for future installments compared to the discount rate used for new financial guaranty insurance accounting standard.

Note: Please refer to endnotes for explanation of non-GAAP financial measures [PVP (a)].

Assured Guaranty Municipal Corp.

Investment Portfolio

As of December 31, 2009

(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income[2]
Investment portfolio, available-for-sale:
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S. government agencies	$68.7	3.5%	2.3%	$68.3	$2.4
Agency obligations	108.3	2.1%	1.4%	107.8	2.3
Foreign government securities	273.0	2.8%	1.8%	270.3	7.6
Obligations of states and political subdivisions	1,930.4	3.5%	3.3%	1,983.2	67.0
Insured obligations of state and political subdivisions[1]	1,825.1	4.6%	4.4%	1,888.4	84.1
Corporate securities	132.0	3.0%	2.0%	131.7	4.0
Mortgage-backed securities:
Pass-throughs	440.3	5.5%	3.6%	443.3	24.2
Planned Amortization Class	4.0	4.0%	2.6%	4.0	0.2
Asset-backed securities	287.3	3.3%	2.1%	286.6	9.3

Total fixed maturity securities	5,069.1	4.0%	3.5%	5,183.6	201.1
Short-term investments	541.9	0.2%	0.1%	542.0	1.2

Total investment portfolio	$5,611.0	3.6%	3.2%	$5,725.6	$202.3

	Fair Value	%
Ratings[3]:
U.S. Treasury securities and obligations of U.S. government agencies	$68.3	1.3%
Agency obligations	107.8	2.1%
AAA/Aaa	1,646.3	31.8%
AA/Aa	2,012.7	38.8%
A/A	949.8	18.3%
BBB	134.7	2.6%
Below investment grade ("BIG")[4]	264.0	5.1%

Total fixed maturity securities	$5,183.6	100.0%

Duration of investment portfolio (in years):		5.1

1. Reflects obligations of state and local political subdivisions that have been insured by financial guarantors. The underlying ratings of these bonds average A+. Includes $280.3 million insured by AGM.

2. Represents annualized investment income based on amortized cost and pre-tax book yields as of December 31, 2009.

3. Ratings are represented by the lower of Moody's Investors Service and Standard & Poor's classifications.

4. Includes $227.4 million which the Company purchased for risk mitigation purposes.

Assured Guaranty Municipal Corp.

Expected Amortization of U.S. and Non-U.S. Structured Finance Net Par Outstanding

(dollars in millions)

	Estimated Net Par Amortization by Category
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	U.S. Consumer Receivables	Financial Products (GICs)	Other Structured Finance	Total	Estimated Ending Net Par Outstanding
Structured Finance Net Par Amortization:
2009 (as of December 31)							$91,420
2010	$11,729	$3,587	$1,912	$2,321	$792	$20,341	71,079
2011	7,274	2,246	1,301	743	399	11,963	59,116
2012	11,496	1,779	331	1,324	718	15,648	43,468
2013	7,650	1,352	36	1,028	388	10,454	33,014
2014	10,722	1,132	14	788	203	12,859	20,155
2010-2014	48,871	10,096	3,594	6,204	2,500	71,265	20,155
2015-2019	9,708	3,142	32	965	1,047	14,894	5,261
2020-2024	175	474	10	662	238	1,559	3,702
2025-2029	33	93	4	488	175	793	2,909
After 2029	81	538	—	1,932	358	2,909

Total structured finance	$58,868	$14,343	$3,640	$10,251	$4,318	$91,420

Assured Guaranty Municipal Corp.

Estimated Net Exposure Amortization1 and Estimated Future Net Premium and Credit Derivative Revenues

(dollars in millions)

			Financial Guaranty Insurance[2]
		Estimated Ending Net Debt Service Outstanding
	Estimated Net Debt Service Amortization		Estimated PV Net Earned Premiums	Accretion of Discount	Future Net Premiums Earned	Future Credit Derivative Revenues[3]	Total
2009 (as of December 31)		$583,796
2010	$49,744	534,052	$857.5	$14.8	$872.3	$83.0	$955.3
2011	42,090	491,962	630.9	13.8	644.7	70.3	715.0
2012	45,871	446,091	508.2	12.9	521.1	51.8	572.9
2013	38,323	407,768	419.5	12.0	431.5	35.2	466.7
2014	39,382	368,386	353.8	11.2	365.0	23.0	388.0
2010-2014	215,410	368,386	2,769.9	64.7	2,834.6	263.3	3,097.9
2015-2019	131,904	236,482	1,082.5	45.5	1,128.0	31.3	1,159.3
2020-2024	95,070	141,412	534.7	31.3	566.0	2.9	568.9
2025-2029	66,371	75,041	312.3	20.4	332.7	2.4	335.1
After 2029	75,041	-	353.3	20.8	374.1	7.4	381.5

Total	$583,796		$5,052.7	$182.7	$5,235.4	$307.3	$5,542.7

1. Represents amortization of existing guaranteed portfolio (principal and interest), assuming no advance refundings, as of December 31, 2009. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay guaranteed obligations.

2. See page 10 for Present Value of Financial Guaranty Insurance Losses to be Expensed.

3. Excludes contracts with credit impairment.

Assured Guaranty Municipal Corp.

Estimated Amortization by Year of Present Value of Financial Guaranty Insurance Losses
to be Expensed in the Future

(dollars in millions)

Expected PV Net Loss to be Expensed[1]
Year of Expected Amortization:
2010	$183.5
2011	165.3
2012	163.6
2013	135.1
2014	112.6
2010-2014	760.1
2015-2019	272.8
2020-2024	70.0
2025-2029	39.8
After 2029	47.5

Total	$1,190.2

1. The expected present value of net loss to be expensed is discounted by weighted-average risk free rates ranging from 0.07% to 5.21% for a total discount of approximately $0.4 billion.

Assured Guaranty Municipal Corp.

Ceded Par Outstanding by Reinsurer

(dollars in millions)

Reinsurer	Ceded Par Outstanding
Affiliated Companies	$34,075
Non-Affiliated Companies:
Tokio Marine & Nichido Fire Insurance Co., Ltd.	30,272
Radian Asset Assurance Inc.	23,790
RAM Reinsurance Co. Ltd.	11,355
Syncora Guarantee Inc.	4,329
R.V.I. Guaranty Co. Ltd.	4,140
Swiss Reinsurance Company	4,046
Mitsui Sumitomo Insurance Co. Ltd.	2,520
Other	2,427

Non-Affiliated Companies	82,879

Total	$116,954

Assured Guaranty Municipal Corp.

Financial Guaranty Profile (1 of 3)

(dollars in millions)

	Six Months Ended December 31, 2009		As of December 31, 2009
	Gross Par Written	Avg. Rating[1]	Net Par Outstanding	Avg. Rating[1]
U.S. Public Finance:
General obligation	$1,295	A	$126,375	A+
Tax backed	433	A	53,759	A+
Municipal utilities	346	A-	49,263	A
Transportation	425	A	20,428	A
Healthcare	4	A-	11,033	A
Higher education	31	A	7,909	A+
Housing	26	AA	6,653	AA-
Infrastructure finance	-	-	1,201	BBB
Investor-owned utilities	-	-	27	BBB
Other public finance	-	-	1,413	A

Total U.S. public finance	2,560	A	278,061	A+
Non-U.S. Public Finance:
Infrastructure finance	-	-	11,111	BBB
Regulated utilities	-	-	6,845	BBB+
Other public finance	-	-	6,553	AA-

Total non-U.S. public finance	-		24,509	A-

Total public finance	$2,560	A	$302,570	A+

U.S. Structured Finance:
Pooled corporate obligations	-	-	$44,597	AAA
Residential mortgage-backed and home equity	-	-	14,343	BB
Financial products	-	-	10,251	AA-
Consumer receivables	-	-	3,640	BBB
Insurance securitization	-	-	369	AA
Commercial receivables	-	-	96	BBB
Structured credit	-	-	81	BBB
Other structured finance	-	-	762	A

Total U.S. structured finance	-	-	74,139	AA-
Non-U.S. Structured Finance:
Pooled corporate obligations	-	-	14,271	AAA
Residential mortgage-backed and home equity	-	-	1,808	AA+
Structured credit	-	-	624	BBB
Commercial receivables	-	-	244	A
Insurance securitizations	-	-	38	A+
Other structured finance	-	-	296	AAA

Total non-U.S. structured finance	-	-	17,281	AAA

Total structured finance	$-	-	$91,420	AA

Total exposures	$2,560	A	$393,990	A+

1. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies.
Please refer to Glossary for description of selected types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Municipal Corp.

Financial Guaranty Profile (2 of 3)

(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	As of December 31, 2009
	Public Finance - U.S.		Public Finance- non - U.S.		Structured Finance -U.S.		Structured Finance- non - U.S.		Consolidated
Ratings[1]:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
Super senior	$24	0.0%	$-	0.0%	$16,480	22.2%	$7,221	41.8%	$23,725	6.0%
AAA	5,111	1.8%	1,301	5.3%	19,651	26.5%	5,208	30.1%	31,271	7.9%
AA	122,605	44.1%	1,487	6.1%	20,245	27.3%	1,996	11.6%	146,333	37.1%
A	127,831	46.0%	7,236	29.5%	2,896	3.9%	1,088	6.3%	139,051	35.3%
BBB	20,983	7.5%	14,105	57.6%	4,596	6.2%	1,687	9.8%	41,371	10.5%
BIG	1,507	0.6%	380	1.5%	10,271	13.9%	81	0.4%	12,239	3.2%

Total exposures	$278,061	100.0%	$24,509	100.0%	$74,139	100.0%	$17,281	100.0%	$393,990	100.0%

1. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Assured Guaranty Municipal Corp.

Financial Guaranty Profile (3 of 3)

(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio as of December 31, 2009

	Net Par Outstanding	% of Total
U.S.:
Public Finance:
California	$40,932	10.4%
New York	22,200	5.6
Pennsylvania	20,456	5.2
Texas	19,253	4.9
Illinois	16,862	4.3
Florida	14,523	3.7
Michigan	12,802	3.2
New Jersey	12,296	3.1
Washington	9,980	2.5
Massachusetts	8,319	2.1
Other states	100,438	25.5

Total Public Finance	278,061	70.5
Structured finance (multiple states)	74,139	18.8

Total U.S.	352,200	89.3

Non-U.S.:
United Kingdom	12,148	3.1
Australia	4,947	1.3
Canada	4,320	1.1
France	1,909	0.5
Italy	1,838	0.5
Other	16,628	4.2

Total non-U.S.	41,790	10.7

Net par outstanding	$393,990	100.0%

Assured Guaranty Municipal Corp.

Pooled Corporate Obligations Profile

(dollars in millions)

Distribution by Ratings of Pooled Corporate Obligations as of December 31, 2009

Ratings[1]:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement[2]	Avg. Current Enhancement[2]
Super senior	$23,144	39.3%	25.6%	23.3%
AAA	21,484	36.5%	25.6%	24.8%
AA	10,066	17.1%	32.2%	28.7%
A	2,939	5.0%	23.0%	22.3%
BBB	991	1.7%	15.9%	12.4%
Below investment grade	244	0.4%	38.9%	10.5%

Total exposures	$58,868	100.0%	26.6%	24.6%

Distribution of Pooled Corporate Obligations by Year Insured as of December 31, 2009

Year insured:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement[2]	Avg. Current Enhancement[2]
2004 and prior	$13,907	23.6%	21.8%	21.2%
2005	13,257	22.5%	24.7%	22.0%
2006	8,410	14.3%	27.7%	26.4%
2007	23,047	39.2%	29.9%	27.1%
2008	247	0.4%	34.1%	34.1%
2009	—	—	—	—

	$58,868	100.0%	26.6%	24.6%

Distribution of Pooled Corporate Obligations by Asset Class as of December 31, 2009

Asset class:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement[2]	Avg. Current Enhancement[2]	Avg. Rating[1]
CLOs/CBOs	$32,248	54.8%	27.2%	25.1%	AAA
Synthetic investment grade pooled corporates	12,493	21.2%	17.4%	15.7%	AAA
Synthetic high yield pooled corporates	11,705	19.9%	36.7%	31.9%	AAA
Market Value CDOs of corporates	1,493	2.5%	17.0%	32.3%	AAA
Trust preferred – banks and insurance	166	0.3%	47.5%	45.9%	A
CDO of CDOs (corporate)[3]	37	0.1%	24.2%	18.9%	A-
Other Pooled Corporates	726	1.2%	N/A	N/A	A-

	$58,868	100.0%	26.6%	24.6%	AAA

1. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. "Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinate tranches that are junior in the capital structure to AGM's exposure, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the numbers shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to adjustments.

3. CDOs are collateralized debt obligations.

Assured Guaranty Municipal Corp.

Consolidated U.S. Residential Mortgage-Backed Securities ("RMBS") Profile (1 of 5)

(dollars in millions)

Distribution of U.S. RMBS by Rating1 and Type of Exposure as of December 31, 2009

Ratings:	Prime First Lien[2]	Closed End Seconds ("CES")	HELOC[3]	Alt-A First Lien	Alt-A Option ARMs	Subprime First Lien	NIMs[4]	Total Net Par Outstanding
Super senior	$-	$-	$-	$-	$-	$-	$-	$-
AAA	112	-	445	132	155	1,321	-	2,165
AA	2	249	522	-	-	338	-	1,111
A	1	-	227	-	-	77	-	304
BBB	-	-	142	62	-	718	31	952
BIG	-	961	3,273	1,382	2,308	1,720	168	9,811

Total exposures	$115	$1,210	$4,608	$1,575	$2,463	$4,173	$199	$14,343

Distribution of U.S. RMBS by Year Insured and Type of Exposure as of December 31, 2009

Year insured:	Prime First Lien[2]	CES	HELOC	Alt-A First Lien	Alt-A Option ARMs	Subprime First Lien	NIMs	Total Net Par Outstanding
2004 and prior	$7	$-	$307	$71	$-	$1,324	$0	$1,710
2005	-	-	711	395	133	403	15	1,657
2006	108	454	1,811	556	958	126	86	4,100
2007	-	756	1,779	553	1,371	2,250	98	6,806
2008	-	-	-	-	-	70	-	70
2009	-	-	-	-	-	-	-	-

Total exposures	$115	$1,210	$4,608	$1,575	$2,463	$4,173	$199	$14,343

Distribution of U.S. RMBS by Rating1 and Year Insured as of December 31, 2009

Year insured:	Super Senior	AAA Rated	AA Rated	A Rated	BBB Rated	BIG Rated	Total
2004 and prior	$-	$1,316	$48	$1	$18	$327	$1,710
2005	-	237	83	-	420	917	1,657
2006	-	317	-	303	-	3,480	4,100
2007	-	294	981	-	444	5,087	6,806
2008	-	-	-	-	70	-	70
2009	-	-	-	-	-	-	-

	$-	$2,165	$1,111	$304	$952	$9,811	$14,343

% of total	0.0%	15.1%	7.7%	2.1%	6.7%	68.4%	100.0%

1. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. Includes primarily Prime First Lien plus an insignificant amount of other miscellaneous mortgage-backed securities ("MBS") transactions.

3. Home equity line of credit ("HELOC") securitizations.

4. NIMs are net interest margin securities.

Assured Guaranty Municipal Corp.

Consolidated U.S. RMBS Profile (2 of 5)

(dollars in millions)

Distribution of Financial Guaranty U.S. Mortgage-Backed Securities Insured January 1, 2005 or Later by Exposure Type, Net Par Outstanding, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of December 31, 20091

U.S. CES

Year insured:	Net Par Outstanding	Pool Factor[2]	Subordination[3] [6]	Cumulative Losses[4]	60+ Day Delinquencies[5]	Number of Transactions
2005	$-	-	-	-	-	-
2006	454	27.1%	-	50.7%	15.9%	2
2007	756	35.2%	-	52.9%	14.7%	9
2008	-	-	-	-	-	-
2009	-	-	-	-	-	-

	$1,210	32.2%	-	52.1%	15.2%	11

U.S. HELOC

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$711	24.6%	0.8%	7.4%	10.7%	4
2006	1,811	43.8%	0.2%	21.7%	15.8%	7
2007	1,779	59.7%	4.7%	19.1%	8.1%	7
2008	-	-	-	-	-	-
2009	-	-	-	-	-	-

	$4,300	47.2%	2.2%	18.3%	11.8%	18

U.S. Alt-A First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$395	42.8%	14.5%	4.9%	23.0%	8
2006	556	57.5%	3.4%	8.5%	39.5%	7
2007	553	-	4.3%	8.4%	48.8%	4
2008	-	-	-	-	-	-
2009	-	-	-	-	-

	$1,504	32.5%	6.6%	7.5%	38.6%	19

1. For this release, net par outstanding and number of transactions are based on values as of December 2009. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on December 31, 2009 information obtained from Intex, Bloomberg, and/or provided by the applicable trustee and may be subject to restatement or correction.

2. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

3. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size, and does not include any benefit from excess interest collections that may be used to absorb losses.

4. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

5. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned ("REO") divided by net par outstanding.

6. Many of the CES transactions insured by the Company have unique structures whereby the collateral may be written down for losses without a corresponding write-down of the obligations insured by the Company. Many of these transactions are currently under-collateralized, with the principal amount of collateral being less than the principal amount of the obligation insured by the Company. The Company is not required to pay principal shortfalls until legal maturity (rather than making timely principal payments), and takes the under-collateralization into account when estimating expected losses for these transactions.

Assured Guaranty Municipal Corp.

Consolidated U.S. RMBS Profile (3 of 5)

(dollars in millions)

Distribution of Financial Guaranty U.S. Mortgage-Backed Securities Insured January 1, 2005 or Later by Exposure Type, Net Par Outstanding, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of December 31, 20091

U.S. Alt-A Option ARMs

Year insured:	Net Par Outstanding	Pool Factor[2]	Subordination[3]	Cumulative Losses[4]	60+ Day Delinquencies[5]	Number of Transactions
2005	$133	36.8%	8.8%	6.8%	45.5%	3
2006	958	65.4%	8.4%	6.9%	51.3%	6
2007	1,371	73.2%	7.6%	6.5%	45.5%	5
2008	-	-	-	-	-	-
2009	-	-	-	-	-	-

	$2,463	68.2%	8.0%	6.7%	47.8%	14

U.S. Subprime First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$403	38.6%	47.3%	3.8%	37.8%	6
2006	126	43.9%	42.8%	9.3%	43.4%	2
2007	2,250	73.9%	27.5%	6.8%	50.0%	9
2008	70	76.4%	35.3%	3.5%	35.4%	1
2009	-	-	-	-	-	-

	$2,849	67.7%	31.2%	6.4%	47.6%	18

1. For this release, net par outstanding is based on values as of December 2009. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on December 31, 2009 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

2. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

3. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

4. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

5. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

Assured Guaranty Municipal Corp.

Consolidated U.S. RMBS Profile (4 of 5)

(dollars in millions)

Distribution of Financial Guaranty U.S. Mortgage-Backed Securities Insured January 1, 2005 or Later by Exposure Type, Net Par Outstanding, Internal Rating1, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of December 31, 20092

U.S. CES

Rating:	Net Par Outstanding	Pool Factor[3]	Subordination[4] [7]	Cumulative Losses[5]	60+ Day Delinquencies[6]	Number of Transactions
Super senior	$-	-	-	-	-	-
AAA	-	-	-	-	-	-
AA	249	44.3%	-	45.5%	12.6%	4
A	-	-	-	-	-	-
BBB	-	-	-	-	-	-
BIG	961	29.0%	-	53.8%	15.8%	7

	$1,210	32.2%	-	52.1%	15.2%	11

U.S. HELOC

Rating:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
Super senior	$-	-	-	-	-	-
AAA	421	76.7%	7.6%	0.4%	1.0%	3
AA	522	71.2%	11.1%	6.2%	3.4%	2
A	227	67.0%	0.3%	5.1%	2.9%	1
BBB	142	29.4%	1.8%	6.6%	10.1%	1
BIG	2,990	38.3%	0.0%	24.4%	15.5%	11

	$4,300	47.2%	2.2%	18.3%	11.8%	18

U.S. Alt-A First Lien

Rating:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
Super senior	$-	-	-	-	-	-
AAA	61	37.1%	27.7%	2.9%	17.3%	3
AA	-	-	-	-	-	-
A	-	-	-	-	-	-
BBB	62	32.1%	16.1%	8.9%	24.4%	1
BIG	1,382	60.6%	5.3%	7.6%	40.1%	15

	$1,504	58.5%	6.6%	7.5%	38.6%	19

1. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. For this release, net par outstanding is based on values as of December 2009. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on December 31, 2009 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

3. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

4. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

5. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

6. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

7. Many of the CES transactions insured by the Company have unique structures whereby the collateral may be written down for losses without a corresponding write-down of the obligations insured by the Company. Many of these transactions are currently under-collateralized, with the principal amount of collateral being less than the principal amount of the obligation insured by the Company. The Company is not required to pay principal shortfalls until legal maturity (rather than making timely principal payments), and takes the under-collateralization into account when estimating expected losses for these transactions.

Assured Guaranty Municipal Corp.

Consolidated U.S. RMBS Profile (5 of 5)

(dollars in millions)

Distribution of Financial Guaranty U.S. Mortgage-Backed Securities Insured January 1, 2005 or Later by Exposure Type, Net Par Outstanding, Internal Rating1, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of December 31, 20092

U.S. Alt-A Option ARMs

Rating:	Net Par Outstanding	Pool Factor[3]	Subordination[4]	Cumulative Losses[5]	60+ Day Delinquencies[6]	Number of Transactions
Super senior	$-	-	-	-	-	-
AAA	155	69.2%	5.0%	7.8%	52.1%	1
AA	-	-	-	-	-	-
A	-	-	-	-	-	-
BBB	-	-	-	-	-	-
BIG	2,308	68.1%	8.2%	6.6%	47.5%	13

	$2,463	68.2%	8.0%	6.7%	47.8%	14

U.S. Subprime First Lien

Rating:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
Super senior	$-	-	-	-	-	-
AAA	104	25.4%	80.4%	4.7%	44.2%	2
AA	293	42.5%	41.5%	6.0%	34.3%	2
A	77	24.9%	55.4%	13.6%	46.8%	1
BBB	700	70.9%	29.5%	2.7%	42.3%	7
BIG	1,675	75.3%	26.0%	7.8%	52.4%	6

	$2,849	67.7%	31.2%	6.4%	47.6%	18

1. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. For this release, net par outstanding is based on values as of December 2009. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on December 31, 2009 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

3. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

4. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

5. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

6. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

Assured Guaranty Municipal Corp.

U.S. Consumer Receivables Profile

(dollars in millions)

Distribution of U.S. Consumer Receivables by Rating1 as of December 31, 2009

Rating:	Credit Cards	Auto	Manufactured Housing	Total Net Par Outstanding
Super senior	$-	$-	$-	$-
AAA	-	62	91	153
AA	-	-	48	48
A	-	42	-	42
BBB	88	3,131	-	3,219
BIG	-	-	178	178

	$88	$3,235	$317	$3,640

Average rating[1]	BBB	BBB	A-	BBB
Avg. initial credit enhancement[2]	13.2%	11.2%	27.6%	12.7%
Avg. current enhancement[2]	13.2%	24.5%	26.7%	24.4%

1. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. "Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinate tranches that are junior in the capital structure to AGM's exposure, expressed as a percentage of the total transaction size and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to adjustments.

Assured Guaranty Municipal Corp.

Credit Derivative Net Par Outstanding Profile

(dollars in millions)

Distribution of Credit Derivative Net Par Outstanding by Rating

	December 31, 2009
Ratings[1]:	Net Par Outstanding	%
Super senior	$22,892	39.6%
AAA	19,275	33.2%
AA	9,939	17.1%
A	3,539	6.1%
BBB	1,611	2.8%
BIG	720	1.2%

Total credit derivative net par outstanding	$57,976	100.0%

Distribution of Financial Guaranty Credit Derivative Net Par Outstanding by Sector and
Average Rating

	December 31, 2009
	Net Par Outstanding	Average Rating[1]
Public Finance:
U.S. public finance	$879	A-
Non-U.S. public finance	2,571	A

Total public finance	$3,450	A

U.S. Structured Finance:
Pooled corporate obligations	$40,218	AAA
Residential mortgage-backed and home equity	395	BBB-
Insurance securitizations	368	AA
Commercial receivables	67	BBB-
Other structured finance	119	B

Total U.S. structured finance	41,167	AAA
Non-U.S. Structured Finance:
Pooled corporate obligations	12,684	AAA
Residential mortgage-backed and home equity	567	AA
Structured credit	70	BBB
Insurance securitizations	38	A+

Total non-U.S. structured finance	13,359	AAA

Total structured finance	$54,526	AAA

Total credit derivative net par outstanding	$57,976	AAA

1. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Please refer to Glossary for description of selected types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Municipal Corp.

Change in Unrealized Gains (Losses) on Credit Derivatives

(dollars in millions)

Asset Type:	Net Par Outstanding	Wtd. Avg. Credit Rating[1]	4Q-09 Unrealized Gain (Loss)	2009 Unrealized Gain (Loss)
Pooled corporates:
CLOs/CBOs	$27,113	AAA	$202.8	$225.5
Synthetic investment grade pooled corporate	12,493	AAA	(4.8)	(27.0)
Synthetic high yield pooled corporate	11,705	AAA	80.8	104.7
Trust preferred	99	AA	2.3	2.7
Market value CDOs of corporate	1,492	AAA	4.2	5.7

Total pooled corporate obligations	52,902	AAA	285.3	311.6
U.S. RMBS[2]:
Subprime first lien (including NIMs)	174	BB+	0.2	0.1
CES and HELOCs	221	BBB	3.1	11.5

Total U.S. RMBS	395	BBB-	3.3	11.6
Other[3]	4,679	A	(0.7)	(99.8)

Total credit derivatives	$57,976	AAA	$287.9	$223.4

1. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies.

2. Residential mortgage-backed securities is comprised of prime and subprime U.S. mortgage-backed and home equity securities.

3. Other includes all other U.S. and international asset classes, such as commercial receivables, non-U.S. residential mortgage-backed and home equity securities, and non-U.S. infrastructure and pooled infrastructure securities.

Assured Guaranty Municipal Corp.

Below Investment Grade Exposures (1 of 4)

As of December 31, 2009

(dollars in millions)

BIG Exposures by Asset Type:	Net Par Outstanding	Internal Rating[1]

U.S. Public Finance:
General obligation	$611	BB
Health care revenue	278	BB-
Tax-supported	219	BB
Municipal utility revenue	166	D
Housing revenue	7	B
Education/University	5	BB+
Other public finance	221	BB-

Total U.S. public finance	1,507	B+
Non-U.S. Public Finance:
Infrastructure finance	380	BB

Total non-U.S. public finance	380	BB

Total public finance	$1,887	BB-
U.S. Structured Finance:
Residential mortgages	$9,811	B-
Consumer receivables	178	BB
Pooled corporate	163	CCC+
Other structured finance	119	B

Total U.S. structured finance	10,271	B-
Non-U.S. Structured Finance:
Pooled corporate	81	CCC

Total non-U.S. structured finance	81	CCC

Total structured finance	$10,352	B-

Total BIG net par outstanding	$12,239	B

1. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies.

Please refer to Glossary for description of selected types of U.S. public finance, U.S. structured finance and International obligations that the Company insures and reinsures.

Assured Guaranty Municipal Corp.

Below Investment Grade Exposures (2 of 4)

As of December 31, 2009

(dollars in millions)

Public Finance BIG Exposures Greater Than $50 Million as of December 31, 2009

Name or Description	Net Par Outstanding	Internal Rating[1]
U.S. Public Finance:
Detroit (City of) School District Michigan	$175	BB
Jefferson County Alabama Sewer	151	D
Jefferson County Alabama School Sales Tax Limited Obligation	144	BB
Detroit (City of) Michigan	137	BB+
Mashantucket Pequot Tribe - Connecticut	84	B
Erie (City of) Pennsylvania	81	BB+
Harrisburg (City of) Pennsylvania	75	BB
DeKalb County Medical Center - Georgia	74	BB
New Orleans (City of) Louisiana	68	BB-
St. Barnabas Health System - New Jersey	62	BB
PHEAA Student Loan Adjustable Rate Revenue Bonds 2001 Series A (12/15/01 Indenture)	61	BB
PHEAA Student Loan Adjustable Rate Revenue Bonds 2002 Series A (02/15/02 Indenture)	53	BB

Total U.S. public finance	$1,165
Non-U.S. Public Finance:
Aeroporti Di Roma - Romulus Finance S.R.L. (Rome Airport)	$224	BB
Cross City Tunnel Motorway Finance Limited	156	BB

Total non-U.S. public finance	$380

Total	$1,545

1. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies.

Assured Guaranty Municipal Corp.

Below Investment Grade Exposures (3 of 4)

As of December 31, 2009

(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million as of
December 31, 2009

Name or Description U.S. Structured Finance:	Net Par Outstanding	Internal Rating[1]	Current Credit Enhancement	60+ Day Delinquencies[2]
U.S. RMBS:
Countrywide HELOC 2006-I	$664	CCC	0.0%	12.1%
MABS 2007-NCW	647	BB	34.6%	67.0%
MASTR 2007-3 (NEGAM) G1A	585	CCC	9.1%	56.6%
Countrywide HELOC 2006-F	581	CCC	0.0%	27.6%
Option One 2007-FXD2	404	BB	19.8%	31.9%
Nomura Asset Accept. Corp. 2007-1	388	CCC	5.0%	48.3%
Harborview 2006-12 (NEGAM)	354	BB	11.9%	54.2%
Countrywide HELOC 2007-A	342	CCC	0.0%	13.6%
MARM 2007-1 (FKA MASTR 2007-OA1 NEG	338	B	5.6%	35.6%
Countrywide HELOC 2005-D	330	CCC	0.0%	13.1%
Countrywide HELOC 2007-B	304	CCC	0.0%	10.8%
GMACM 2004-HE3	283	BB	0.0%	0.0%
Terwin Mortgage Trust 2006-12SL	254	CCC	-	18.5%
Indymac 2007-H1 HELOC	248	CCC	0.0%	11.8%
CWABS 2007-4 (Class A-4W)	220	BB	22.1%	40.3%
Soundview 2007-WMC1	209	CCC	14.9%	71.1%
Terwin Mortgage Trust 2007-1SL	208	CCC	-	13.5%
Terwin Mortgage Trust 2006-10SL	200	CCC	-	12.7%
Harborview 2006-1 (NEGAM)	200	CCC	9.2%	57.1%
Harborview 2007-1 (NEGAM)	199	BB	14.6%	52.2%
Countrywide HELOC 2005-C	167	BB	0.0%	10.8%
Harborview 2006-10 (NEGAM)	163	B	4.0%	37.6%
Flagstar HELOC 2006-2	159	CCC	0.0%	14.9%
CSAB 2006-3	153	CCC	1.8%	43.4%
Renaissance (Delta) 2007-3	146	BB	27.5%	40.9%
NAAC 2007-S2	141	CCC	0.0%	16.0%
Ahma 2007-4 NEGAM	125	CCC	0.9%	30.3%
IMSC 2007-Hoa1 NEGAM A-1-2	124	CCC	1.1%	27.4%
Countrywide Alta 2005-22T	99	B	6.3%	20.7%
CSAB 2006-2	91	CCC	5.6%	37.9%
Deutsche ALT-B 2006-AB1	90	CCC	7.0%	30.3%
Deutsche ALT-B 2006-AB4	86	CCC	0.2%	37.5%
ACE 2006-GP1	81	CCC	0.0%	12.1%
Terwin Mortgage Trust 2005-16HE	77	BB	17.9%	29.0%
CSMC 2007-3	71	CCC	2.0%	36.2%
GSAA 2005-12	70	BB	11.3%	22.5%
Countrywide HELOC 2006-H	68	CCC	0.0%	21.6%
Terwin Mortgage Trust 2007-6ALT	65	CCC	-	71.3%
ACE 2007-SL1	65	CCC	-	16.9%
CWALT 2005-62 (NEGAM)	63	CCC	13.3%	54.7%
Deutsche ALT-B 2006-AB3	59	CCC	0.0%	46.9%
DSLA 2005-AR5 (NEGAM)	57	CCC	5.7%	37.0%
Luminent 2006-2 (NEGAM)	54	CCC	9.7%	56.0%
CSAB 2006-4	52	CCC	3.6%	38.9%
FFMLT 2007-FFC	51	CCC	0.0%	15.9%

Total U.S. RMBS	$9,335

1. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies.

2. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

Assured Guaranty Municipal Corp.

Below Investment Grade Exposures (4 of 4)

As of December 31, 2009

(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million as of
December 31, 2009

Name or Description	Net Par Outstanding	Internal Rating[1]	Current Credit Enhancement
U.S. Structured Finance:
Other:
NRG Peaker	$119	B	N/A
Synthetic High Yield Pooled Corporate CDO	115	CCC	12.0%
Conseco Finance MH Series 2001-2	100	BB	18.2%
Greenpoint 2000-4	78	BB	16.1%

Total other	$412

Total U.S. structured finance	$9,747
Non-U.S. Structured Finance:
Synthetic High Yield Pooled Corporate CDO	77	CCC	12.0%

Total non-U.S. structured finance	$77

Total	$9,824

1. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies.

Assured Guaranty Municipal Corp.

Largest Exposures by Sector

As of December 31, 2009

(in millions)

50 Largest U.S. Public Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating[1]
New Jersey (State of)	$2,914	AA-
New York (State of)	2,081	AA
Massachusetts (Commonwealth of)	2,057	AA
New York (City of) New York	1,572	AA-
Massachusetts (Commonwealth of) State Sales Tax	1,472	AA
Houston Texas Water and Sewer	1,461	A+
New York City Municipal Water Finance Authority	1,436	AA+
Washington (State of)	1,422	AA
Chicago (City of) Illinois	1,419	A+
University of California Board of Regents	1,413	AA
Wisconsin (State of)	1,401	A+
Pennsylvania (Commonwealth of)	1,335	AA-
Port Authority of New York and New Jersey	1,294	AA-
California (State of)	1,290	A
Illinois Toll Highway Authority	1,260	AA
Los Angeles California Unified School District	1,254	AA
Atlanta Georgia Water & Sewer System	1,227	BBB+
California (State of) Department of Water Resources	1,209	A-
Illinois (State of)	1,175	AA
New York MTA Dedicated Tax	1,134	AA-
Broward County Florida School Board	1,101	AA-
New York MTA Transportation Authority	1,086	A
Puerto Rico (Commonwealth of)	1,027	BBB-
Denver (City and County of) Colorado School District No.1	1,015	A+
Massachusetts (Commonwealth of) Water Resources	992	AA
Los Angeles Department of Water & Power - Electric Revenue Bonds	980	AA-
Long Island Power Authority	952	A-
Chicago O'Hare Airport	944	A
Connecticut (State of)	937	AA-
Detroit Michigan Sewer	907	A
San Diego (County of) California Water	901	AA
Michigan (State of) Gas & Motor Vehicle Tax	896	AA
Kentucky (Commonwealth of)	895	AA-
Michigan (State of)	877	A+
New York State Thruway Highway Trust Fund	877	AA-
New Jersey Turnpike Authority	874	A
Chicago Illinois Public Schools	873	A+
Metropolitan Washington DC Airports Authority	865	AA-
Louisiana (State of) Gas and Fuel Tax	864	A
Florida (State of)	861	AA+
Oregon (State of)	834	AA-
San Diego California Unified School District	832	AA
Hawaii (State of) Department of Hawaiian Home Lands	827	AA
California State University System Trustee	819	AA-
Philadelphia (City of) Pennsylvania	817	BBB-
Austin Texas Combined Utility System	808	AA-
Skyway Concession Company LLC	806	BBB
Clark County Nevada School District	798	AA
Miami-Dade County Florida Aviation Authority - Miami International Airport	796	A+
Philadelphia Pennsylvania School District	773	A

Total top 50 U.S. public finance exposures	$56,660

1. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies.

Assured Guaranty Municipal Corp.

Largest Exposures by Sector

As of December 31, 2009

(dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating[1]	Current Credit Enhancement %
Fortress Credit Opportunities I, LP.	$1,268	AA	28.6%
Synthetic Investment Grade Pooled Corporate CDO	1,126	Super Senior	13.5%
Stone Tower Credit Funding	1,119	AAA	32.3%
Synthetic High Yield Pooled Corporate CDO	973	AA-	42.7%
Synthetic Investment Grade Pooled Corporate CDO	791	Super Senior	23.4%
Synthetic Investment Grade Pooled Corporate CDO	763	Super Senior	14.9%
Synthetic Investment Grade Pooled Corporate CDO	754	Super Senior	29.4%
Mizuho II Synthetic CDO	735	A	30.7%
Synthetic High Yield Pooled Corporate CDO	730	AA-	40.0%
Synthetic High Yield Pooled Corporate CDO	723	AAA	25.0%
Countrywide HELOC 2006-I	664	CCC	0.0%
Synthetic Investment Grade Pooled Corporate CDO	652	Super Senior	17.8%
MABS 2007-NCW	647	BB	34.6%
MASTR 2007-3 (NEGAM) G1A	585	CCC	9.1%
Countrywide HELOC 2006-F	581	CCC	0.0%
Synthetic High Yield Pooled Corporate CDO	562	AAA	24.3%
Synthetic High Yield Pooled Corporate CDO	523	Super Senior	29.7%
Synthetic High Yield Pooled Corporate CDO	521	Super Senior	24.5%
Americredit 2007-B-F	518	BBB	18.5%
Synthetic Investment Grade Pooled Corporate CDO	512	Super Senior	14.2%
Eastland CLO, LTD	504	Super Senior	31.2%
Synthetic High Yield Pooled Corporate CDO	492	AA	46.7%
Denali CLO VII, LTD.	475	AAA	20.1%
Synthetic High Yield Pooled Corporate CDO	461	Super Senior	25.0%
Avenue CLO V	453	AAA	18.1%
Synthetic Investment Grade Pooled Corporate CDO	451	Super Senior	12.7%
Synthetic Investment Grade Pooled Corporate CDO	433	Super Senior	11.3%
Synthetic High Yield Pooled Corporate CDO	427	AAA	23.8%
Synthetic High Yield Pooled Corporate CDO	419	AA	23.7%
Synthetic High Yield Pooled Corporate CDO	419	AAA	36.0%
Churchill Financial Cayman	414	AAA	34.5%
Westchester CLO	405	Super Senior	32.3%
Option One 2007-FXD2	404	BB	19.8%
Grayson CLO	403	Super Senior	21.4%
Synthetic Investment Grade Pooled Corporate CDO	399	Super Senior	14.0%
Synthetic Investment Grade Pooled Corporate CDO	397	Super Senior	13.9%
Nomura Asset Accept. Corp. 2007-1	388	CCC	5.0%
Synthetic High Yield Pooled Corporate CDO	383	Super Senior	36.4%
Stone Tower III	381	AA-	21.2%
Synthetic Investment Grade Pooled Corporate CDO	377	Super Senior	11.0%
Synthetic High Yield Pooled Corporate CDO	369	AAA	29.5%
Cent CDO 15 Limited	360	Super Senior	16.9%
Stone Tower CLO V	357	Super Senior	27.8%
Harborview 2006-12 (NEGAM)	354	BB	11.9%
Synthetic High Yield Pooled Corporate CDO	353	AAA	34.0%
Monument Park CDO	352	A+	11.6%
Synthetic High Yield Pooled Corporate CDO	349	AAA	24.7%
Countrywide HELOC 2007-A	343	CCC	0.0%
Cifc Funding 2006-1	341	AAA	23.0%
Muir Grove CLO	341	AA+	20.0%

Total top 50 U.S. structured finance exposures	$26,751

1. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Assured Guaranty Municipal Corp.

Largest Exposures by Sector

As of December 31, 2009

(dollars in millions)

10 Largest Residential Mortgage Servicers

Servicer:	Net Par Outstanding
Countrywide Home Loans Servicing LP	$6,040
American Home Mortgage Acceptance, Inc.	1,787
GMAC Mortgage Corporation	1,135
Specialized Loan Servicing, LLC	898
Ocwen Federal Bank	852
Wells Fargo Bank Minnesota, N.A.	755
OneWest Bank Group LLC	737
First Tennessee Bank N.A.	464
Flagstar Bank, FSB	300
Litton Loan Servicing LP	297

Total top 10 residential mortgage servicers	$13,265

Assured Guaranty Municipal Corp.

Largest Exposures by Sector

As of December 31, 2009

(dollars in millions)

10 Largest Healthcare Exposures

Credit Name:	Net Par Outstanding	Internal Rating[1]	State
SSM Health Care	$250	A+	MO
Carolina HealthCare System	217	AA-	NC
Hospital Sisters Health Services Inc Obligated Group	203	AA-	IL
MultiCare Health System	198	A+	WA
CHRISTUS Health	192	A+	TX
Childrens National Medical Center	190	BBB+	DC
Carilion Health System	189	A	VA
Clarian Health Partners	184	A+	IN
St. Lukes Health System Kansas	184	A	MO
Catholic Health Initiatives	167	AA	CO

Total top 10 healthcare exposures	$1,974

10 Largest Non-U.S. Exposures

Credit Name:	Net Par Outstanding	Rating[1]
Quebec Provence	$1,949	A
Sydney Airport Finance Company	1,385	BBB
Thames Water Utility Finance PLC	1,145	A-
Channel Link Enterprises Finance Plc	909	BBB
International AAA Sovereign Debt Synthetic CDO	821	AAA
International Super AAA Synthetic Investment Grade Pooled Corporate CDO	736	Super Senior
International Super AAA Synthetic Investment Grade Pooled Corporate CDO	590	Super Senior
Japan Expressway Holding and Debt Repayment Agency	586	AA
Artesian Finance II Plc (Southern) - Swap Policy	512	A-
Central Nottinghamshire Hospitals plc	473	BBB

Total top 10 non-U.S. exposures	$9,106

1. Assured Guaranty's internal rating. Assured Guaranty's scale is comparable to that of the nationally recognized rating agencies. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Assured Guaranty Municipal Corp.

Financial Guaranty and Credit Derivatives Surveillance Categories

(dollars in millions)

Net Par Outstanding by BIG Category1

	December 31, 2009
Description:	Net Par Outstanding	% of Total Net Par Outstanding	Number of Credits in Category
Category 1	$3,148	0.8%	59
Category 2	4,933	1.3%	54
Category 3	4,158	1.1%	28

BIG Total	$12,239	3.2%	141

1. Assured Guaranty's surveillance department is responsible for monitoring our portfolio of credits and maintains a list of below investment grade ("BIG") credits. The BIG credits are divided into three categories: BIG Category 1: BIG transactions showing sufficient deterioration to make material losses possible, but for which no losses have been incurred. Non-investment grade transactions on which liquidity claims have been paid are in this category. Intense monitoring and intervention is employed, with internal credit ratings reviewed quarterly. BIG Category 2: BIG transactions for which expected losses have been established but for which no unreimbursed claims have yet been paid. Intense monitoring and intervention is employed, with internal credit ratings reviewed quarterly. BIG Category 3: BIG transactions for which expected losses have been established and on which unreimbursed claims have been paid. Transactions remain in this category when claims have been paid and only a recoverable remains. Intense monitoring and intervention is employed, with internal credit ratings reviewed quarterly.

Assured Guaranty Municipal Corp.

Financial Guaranty Losses Incurred and Paid (1 of 3)

As of December 31, 2009

(dollars in millions)

					Six Months Ended December 31, 2009
	Total Net Par Outstanding for BIG Transactions	4Q-09 Incurred Losses	2009 Incurred Losses	4Q-09 Paid Losses		Gross Reserves	Expected Loss to be Expensed
Financial Guaranty Insurance Contracts and Credit Derivatives					Paid Losses
First lien:
Prime first lien	$-	$-	$-	$-	$-	$-	$-
Alt-A first lien	1,382.0	1.6	1.6	-	-	1.8	174.2
Alt-A option ARMs	2,307.9	25.8	28.5	0.2	0.6	32.5	489.3
Subprime first lien	1,887.9	(3.0)	(0.9)	0.3	1.0	35.3	56.6

Total first lien	5,577.8	24.4	29.2	0.5	1.6	69.6	720.1
Second lien:
CES	960.7	(12.9)	(25.4)	13.3	38.1	45.3	213.9
HELOC	3,272.8	14.7	14.1	117.1	297.8	11.6	202.0

Total second lien	4,233.5	1.8	(11.3)	130.4	335.9	56.9	415.9

Total U.S. RMBS	9,811.3	26.2	17.9	130.9	337.5	126.5	1,136.0
Other structured finance	540.1	(0.1)	(19.5)	-	4.0	25.8	8.3
Public finance	1,887.8	5.1	6.4	1.2	2.3	5.6	45.9

Total	$12,239.2	$31.2	$4.8	$132.1	$343.8	$157.9	$1,190.2

Assured Guaranty Municipal Corp.

Financial Guaranty Losses Incurred and Paid (2 of 3)

As of December 31, 2009

(dollars in millions)

					Six Months Ended December 31, 2009
	Total Net Par Outstanding for BIG Transactions	4Q-09 Incurred Losses	2009 Incurred Losses	4Q-09 Paid Losses		Gross Reserve	Expected Loss to be Expensed
Financial Guaranty Insurance Contracts					Paid Losses
First lien:
Prime first lien	$-	$-	$-	$-	$-	$-	$-
Alt-A first lien	1,382.0	1.6	1.6	-	-	1.8	174.2
Alt-A option ARMs	2,307.9	25.8	28.5	0.2	0.6	32.5	489.3
Subprime first lien	1,820.9	0.8	(0.4)	0.3	1.0	0.9	56.6

Total first lien	5,510.8	28.2	29.7	0.5	1.6	35.2	720.1
Second lien:	-
CES	868.3	-	-	13.3	38.1	-	213.9
HELOC	3,272.8	14.7	14.1	117.1	297.8	11.6	202.0

Total second lien	4,141.1	14.7	14.1	130.4	335.9	11.6	415.9

Total U.S. RMBS	9,651.9	42.9	43.8	130.9	337.5	46.8	1,136.0
Other structured finance	204.5	2.9	1.6	-	-	2.9	8.3
Public finance	1,663.2	5.1	6.4	1.2	2.3	5.6	45.9

Total Financial Guaranty Insurance Contracts	$11,519.6	$50.9	$51.8	$132.1	$339.8	$55.3	$1,190.2

Assured Guaranty Municipal Corp.

Financial Guaranty Losses Incurred and Paid (3 of 3)

As of December 31, 2009

(dollars in millions)

					Six Months Ended December 31, 2009
	Total Net Par Outstanding for BIG Transactions	4Q-09 Incurred Losses	2009 Incurred Losses	4Q-09 Paid Losses		Gross Reserves
Credit Derivatives					Paid Losses
First lien:
Prime first lien	$-	$-	$-	$-	$-	$-
Alt-A first lien	-	-	-	-	-	-
Alt-A option ARMs	-	-	-	-	-	-
Subprime first lien	67.0	(3.8)	(0.5)	-	-	34.4

Total first lien	67.0	(3.8)	(0.5)	-	-	34.4
Second lien:
CES	92.4	(12.9)	(25.4)	-	-	45.3
HELOC	-	-	-	-	-	-

Total second lien	92.4	(12.9)	(25.4)	-	-	45.3

Total U.S. RMBS	159.4	(16.7)	(25.9)	-	-	79.7
Other structured finance	335.6	(3.0)	(21.1)	-	4.0	22.9
Public finance	224.6	-	-	-	-	-

Total Credit Derivatives	$719.6	$(19.7)	$(47.0)	$-	$4.0	$102.6

Assured Guaranty Municipal Corp.

Summary of Statutory Financial and Statistical Data

(dollars in millions)

	Year Ended December 31,
	2009	2008	2007	2006	2005
Statutory Data
Net income (loss)	$228.2	$(1,376.7)	$312.9	$339.6	$293.5
Policyholders' surplus	$909	$711	$1,609	$1,543	$1,511
Contingency reserve	1,323	1,282	1,094	1,011	907

Qualified statutory capital	2,232	1,993	2,703	2,554	2,418
Net unearned premium reserve	2,392	2,520	2,275	2,071	1,850
Net loss and loss adjustment expense reserves	1,236	1,688	98	53	54

Total policyholders' surplus and reserves	5,860	6,201	5,076	4,678	4,322
Net present value of installment premiums	874	963	1,113	828	804
Standby line of credit/stop loss	498	550	550	550	550

Total claims-paying resources	$7,232	$7,714	$6,739	$6,056	$5,676

Other Financial Information:
Net debt service outstanding (end of period)	$568,594	$631,886	$623,158	$552,695	$497,625
Gross debt service outstanding (end of period)	755,360	834,426	858,458	765,632	686,134
Net par outstanding (end of period)	381,148	424,393	426,512	376,456	351,398
Gross par outstanding (end of period)	493,798	545,568	564,515	498,619	472,374
Ceded par to all Assured Guaranty companies	32,501	32,927	30,872	37,590	44,599
Ceded par to other companies	79,433	88,248	107,131	84,573	76,377
Qualified statutory capital	2,232	1,992	2,703	2,554	2,418
Policyholders' surplus & reserves	5,860	6,201	5,076	4,678	4,322
Ratios:
Net par insured to statutory capital	171:1	213:1	158:1	147:1	145:1
Capital ratio[1]	255:1	317:1	231:1	216:1	206:1
Financial resources ratio[2]	79:1	82:1	92:1	91:1	88:1
Gross debt service written:
Public finance	$4,202	$85,666	$133,792	$127,294	$120,745
Structured finance	-	5,193	57,434	48,794	40,347

Total gross debt service written	$4,202	$90,859	$191,226	$176,088	$161,092

1. The capital ratio is calculated by dividing net par and interest insured divided by qualified statutory capital.

2. The financial resources ratio is calculated by dividing net par and interest insured by total claims paying resources.

 Glossary

Below are the brief descriptions of selected types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.'s Annual Report on Form-10K for the year ended December 31, 2009.

Other Public Finance.    Other domestic public finance obligations insured by AGM include bonds secured by revenues and guarantees from the Federal government, financings supported by specific state or local government entity revenues and stadium financings.

Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in "tranches," with subordinated tranches providing credit support to the more senior tranches. The Company's financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities ("RMBS") and Home Equity Securities are obligations backed by closed-end first mortgage loans and closed- and open-end second mortgage loans or home equity loans on one-to-four family residential properties, including condominiums and cooperative apartments. First mortgage loan products in these transactions include fixed rate, adjustable rate ("ARM") and option adjustable-rate ("Option ARM") mortgages. The credit quality of borrowers covers a broad range, including "prime", "subprime" and "Alt-A". A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Financial Products is the GICs portion of the former Financial Products Business of FSAH. AGM has issued financial guaranty insurance policies on the GICs and in respect of the GICs business that cannot be revoked or cancelled. Assured Guaranty is indemnified against exposure to the former Financial Products Business by Dexia. In addition, the French and Belgian governments have issued guaranties in respect of the GICs portion of the Financial Products Business. The Financial Products Business is currently being run off.

Structured Credit Securities include program-wide credit enhancement for commercial paper conduits in the U.S., and securities issued in whole business securitizations and intellectual property securitizations. Program-wide credit enhancement generally involves insuring against the default of ABS in a bank-sponsored commercial paper conduit. Securities issued in whole business and intellectual property securitizations are backed by revenue-producing assets sold to a limited-purpose company by an operating company, including franchise agreements, lease agreements, intellectual property and real property.

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as automobile loans and leases, credit card receivables and other consumer receivables.

Commercial Mortgage-Backed Securities ("CMBS") are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multi-family, retail, hotel, industrial and other specialized or mixed-use properties.

Commercial Receivables Securities are obligations backed by equipment loans or leases, fleet auto financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Insurance Securitization Securities are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Other Structured Finance Securities are obligations backed by assets not generally described in any of the other described categories.

Endnotes related to non-GAAP financial measures discussed in the financial supplement:

This Financial Supplement references financial measures that are not in accordance with U.S. generally accepted accounting principles ("non-GAAP financial measures"), which management uses in order to assist analysts and investors in evaluating the Company's financial results. These non-GAAP financial measures are defined below. In each case, the most directly comparable financial measure under accounting principles generally accepted in the United States of America (GAAP), if available, is presented and a reconciliation of the non-GAAP financial measure and GAAP financial measure is provided. This presentation is consistent with how Assured Guaranty's management, analysts and investors evaluate the Company's financial results and is comparable to estimates published by analysts in their research reports on AGM.

(a) PVP or present value of new business production:    PVP is a non-GAAP financial measure defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, on insurance and credit derivative contracts written in the current period, discounted at 6% for December 31, 2009. Management believes that PVP is a useful measure for management, investors and analysts because it permits the evaluation of the value of new business production for AGM by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period, whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlement on credit derivatives ("Credit Derivative Revenues") do not adequately measure. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6% per year, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, prepayments, amortizations, refundings, contract terminations or defaults that may or may not result from changes in market interest rates, foreign exchange rates, refinancing or refundings, prepayment speeds, policy changes or terminations, credit defaults or other factors. PVP should not be viewed as a substitute for gross written premiums determined in accordance with GAAP.

(b) Operating income:    Operating income is a non-GAAP financial measure defined as net income (loss) attributable to Assured Guaranty Municipal Corp. (which excludes noncontrolling interests in consolidated variable interest entities), adjusted for the following:

1) Elimination of the after-tax realized gains (losses) on the Company's investment portfolios;

2) Elimination of the after-tax non-credit impairment fair value gains (losses) on credit derivatives accounted for as derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses;

3) Elimination of the after-tax fair value gains (losses) on the Company's committed capital securities; and

4) Elimination of goodwill and settlement of pre-existing relationships.

Management believes that operating income is a useful measure for management, investors and analysts because the presentation of operating income clarifies the understanding of the Company's results of operations by highlighting the underlying profitability of its business. Realized gains and losses on the Company's investment portfolios are excluded from operating income because the timing and amount of realized gains and losses are not directly related to the Company's insurance businesses. Both non-credit impairment fair value gains and losses on credit derivatives as well as fair value gains and losses on the Company's committed capital securities are excluded from operating income because these gains and losses do not result in an economic gain or loss and are heavily affected by, and fluctuate, in part, according to changes in market interest rates, credit spreads and other factors. Operating income should not be viewed as a substitute for net income (loss) determined in accordance with GAAP.

(c) Operating shareholders' equity ("Operating Shareholders' Equity"):    Operating shareholders' equity is a non-GAAP financial measure calculated as shareholders' equity attributable to Assured Guaranty Municipal Corp. (which excludes noncontrolling interests in consolidated variable interest entities) reported under GAAP, adjusted for the following fair value adjustments deemed to be unrelated to credit impairment:

1) Elimination of the after-tax unrealized gains (losses) on the Company's investment portfolios, recorded as a component of accumulated comprehensive income, excluding foreign exchange revaluation;

2) Elimination of the after-tax non-credit impairment fair value gains (losses) on credit derivatives accounted for as derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses; and

3) Elimination of the after-tax fair value gains (losses) on the Company's committed capital securities.

Management believes that operating shareholders' equity is a useful measure for management, investors and analysts because the presentation of this measure clarifies the understanding of the Company's results of operations by highlighting the underlying profitability of its business. Unrealized gains and losses on the Company's investment portfolios recorded in accumulated comprehensive income, non-credit impairment fair value gains and losses on credit derivatives, and fair value gains and losses on the Company's committed capital securities are excluded from operating shareholders' equity because these gains and losses do not result in an economic gain or loss and are heavily affected by, and fluctuate, in part, according to changes in market interest rates, credit spreads and other factors. Operating shareholders' equity should not be viewed as a substitute for shareholders' equity determined in accordance with GAAP.

(d) Operating return on equity ("Operating ROE"):    Operating ROE is a non-GAAP financial measure that represents operating income for the specified period divided by the average of operating shareholders' equity at the beginning and the end of the specified period.

(e) Adjusted Book Value:    Adjusted book value is a non-GAAP financial measure calculated as shareholders' equity attributable to Assured Guaranty Municipal Corp. (which excludes noncontrolling interests in variable interest entities) adjusted for the following:

1) Elimination of the after-tax unrealized gains (losses) on the Company's investment portfolios, recorded as a component of accumulated comprehensive income, excluding foreign exchange revaluation;

2) Elimination of the after-tax non-credit impairment fair value gains (losses) on credit derivatives accounted for as derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses;

3) Elimination of the after-tax fair value gains (losses) on the Company's committed capital securities;

4) Elimination of after-tax deferred acquisition costs;

5) Addition of the after-tax net present value of expected estimated future revenue on credit derivatives in force, discounted at 6%, and the addition of the after-tax value of net unearned revenue on credit derivatives; and

6) Addition of the after-tax net unearned premium reserve on financial guaranty contracts in excess of net expected loss.

Management believes that adjusted book value is a useful measure for management, analysts and investors because the calculation of adjusted book value permits an evaluation of the net present value of the Company's in force premiums and shareholders' equity. The premiums included in adjusted book value will be earned in future periods, but may differ materially from the estimated amounts used in determining current adjusted book value due to changes in market interest rates, foreign exchange rates, refinancing or refunding activity, prepayment speeds, policy changes or terminations, credit defaults or other factors. This measure should not be viewed as a substitute for shareholders' equity attributable to AGM determined in accordance with GAAP.

(e) Net present value of expected estimated future revenue on credit derivatives in force:    Net present value of expected estimated future revenue on credit derivatives in force is a non-GAAP financial measure defined as the present value of estimated future revenue from our credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes in excess of expected losses, and discounted at 6%. Management believes that net present value of expected estimated future revenue on credit derivatives in force is a useful measure for management, investors and analysts because it permits an evaluation of the value of future estimated credit derivative revenue. Estimated future credit derivative revenues may change from period to period due to changes in par outstanding, maturity, or other factors that result from market interest rates, foreign exchange rates, refinancing or refunding activity, prepayment speeds, policy changes or terminations, credit defaults or other factors. There is no comparable GAAP financial measure.

Contacts:
Equity Investors: Sabra Purtill Managing Director, Investor Relations (212) 408-6044 spurtill@assuredguaranty.com
Ross Aron Associate, Investor Relations (212) 261-5509 raron@assuredguaranty.com
Assured Guaranty Municipal Corp. 31 West 52nd Street New York, NY 10019 (212) 974-0100 www.assuredguaranty.com	Fixed Income Investors: Robert Tucker Managing Director, Fixed Income Investor Relations (212) 339-0861 rtucker@assuredguaranty.com
Michael Walker Director, Fixed Income Investor Relations (212) 261-5575 mwalker@assuredguaranty.com
Media: Betsy Castenir Managing Director, Corporate Communications (212) 339-3424 bcastenir@assuredguaranty.com
Ashweeta Durani Vice President, Corporate Communications (212) 408-6042 adurani@assuredguaranty.com

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Table of Contents
Assured Guaranty Municipal Corp. Selected Financial Highlights (dollars in millions)
Assured Guaranty Municipal Corp. Income Statements (Non-GAAP Presentation) (dollars in millions)
Assured Guaranty Municipal Corp. Consolidated Balance Sheets (dollars in millions)
Assured Guaranty Municipal Corp. Underwriting Gain (Loss) (Non-GAAP) (dollars in millions)
Assured Guaranty Municipal Corp. Claims Paying Resources and Statutory-basis Exposures2 (dollars in millions)
Assured Guaranty Municipal Corp. New Business Production (dollars in millions)
Assured Guaranty Municipal Corp. Investment Portfolio As of December 31, 2009 (dollars in millions)
Assured Guaranty Municipal Corp. Expected Amortization of U.S. and Non-U.S. Structured Finance Net Par Outstanding (dollars in millions)
Assured Guaranty Municipal Corp. Estimated Net Exposure Amortization1 and Estimated Future Net Premium and Credit Derivative Revenues (dollars in millions)
Assured Guaranty Municipal Corp. Estimated Amortization by Year of Present Value of Financial Guaranty Insurance Losses to be Expensed in the Future (dollars in millions)
Assured Guaranty Municipal Corp. Ceded Par Outstanding by Reinsurer (dollars in millions)
Assured Guaranty Municipal Corp. Financial Guaranty Profile (1 of 3) (dollars in millions)
Assured Guaranty Municipal Corp. Financial Guaranty Profile (2 of 3) (dollars in millions)
Assured Guaranty Municipal Corp. Financial Guaranty Profile (3 of 3) (dollars in millions)
Assured Guaranty Municipal Corp. Pooled Corporate Obligations Profile (dollars in millions)
Assured Guaranty Municipal Corp. Consolidated U.S. Residential Mortgage-Backed Securities ("RMBS") Profile (1 of 5) (dollars in millions)
Assured Guaranty Municipal Corp. Consolidated U.S. RMBS Profile (2 of 5) (dollars in millions)
Assured Guaranty Municipal Corp. Consolidated U.S. RMBS Profile (3 of 5) (dollars in millions)
Assured Guaranty Municipal Corp. Consolidated U.S. RMBS Profile (4 of 5) (dollars in millions)
Assured Guaranty Municipal Corp. Consolidated U.S. RMBS Profile (5 of 5) (dollars in millions)
Assured Guaranty Municipal Corp. U.S. Consumer Receivables Profile (dollars in millions)
Assured Guaranty Municipal Corp. Credit Derivative Net Par Outstanding Profile (dollars in millions)
Assured Guaranty Municipal Corp. Change in Unrealized Gains (Losses) on Credit Derivatives (dollars in millions)
Assured Guaranty Municipal Corp. Below Investment Grade Exposures (1 of 4) As of December 31, 2009 (dollars in millions)
Assured Guaranty Municipal Corp. Below Investment Grade Exposures (2 of 4) As of December 31, 2009 (dollars in millions)
Assured Guaranty Municipal Corp. Below Investment Grade Exposures (3 of 4) As of December 31, 2009 (dollars in millions)
Assured Guaranty Municipal Corp. Below Investment Grade Exposures (4 of 4) As of December 31, 2009 (dollars in millions)
Assured Guaranty Municipal Corp. Largest Exposures by Sector As of December 31, 2009 (in millions)
Assured Guaranty Municipal Corp. Largest Exposures by Sector As of December 31, 2009 (dollars in millions)
Assured Guaranty Municipal Corp. Largest Exposures by Sector As of December 31, 2009 (dollars in millions)
Assured Guaranty Municipal Corp. Largest Exposures by Sector As of December 31, 2009 (dollars in millions)
Assured Guaranty Municipal Corp. Financial Guaranty and Credit Derivatives Surveillance Categories (dollars in millions)
Assured Guaranty Municipal Corp. Financial Guaranty Losses Incurred and Paid (1 of 3) As of December 31, 2009 (dollars in millions)
Assured Guaranty Municipal Corp. Financial Guaranty Losses Incurred and Paid (2 of 3) As of December 31, 2009 (dollars in millions)
Assured Guaranty Municipal Corp. Financial Guaranty Losses Incurred and Paid (3 of 3) As of December 31, 2009 (dollars in millions)
Assured Guaranty Municipal Corp. Summary of Statutory Financial and Statistical Data (dollars in millions)
Glossary